                        Confidential Treatment Request
                                                                    EXHIBIT 10.6





                            9-1-1 SERVICES AGREEMENT

                                    BETWEEN

                      AMERICTECH INFORMATION SYSTEMS, INC.

                                      AND

                         SCC COMMUNICATIONS CORPORATION

                                                SCC/AMERITECH SERVICES AGREEMENT
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

1. RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2. DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

3. DESCRIPTION OF SERVICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

3.1. GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
3.2. PROJECT IMPLEMENTATION PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
3.3. PROJECT MANAGEMENT AND OTHER PERSONNEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.4. TRAINING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.5. NETWORK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
3.6. SUPPORT SERVICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
3.7. SYSTEM EFFICIENCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
3.8. REGIONAL UNIFORMITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

4. JOINT RESPONSIBILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

4.1. INTERNSHIP EXCHANGE PROGRAM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
4.2. ELECTRONIC EXCHANGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

5. AMERITECH RESPONSIBILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

6. TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

7. PRICE AND PAYMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

8. PURCHASE OPTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

9. EXCLUSIVITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

9.1. AMERITECH'S EXCLUSIVE RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
9.2. SCC'S RIGHT OF FIRST REFUSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
9.3. EXCLUSIVE DISTRIBUTORSHIP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

10. OWNERSHIP/NO LICENSES GRANTED . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

11. CONFIDENTIALITY AND NONDISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

11.1. NONDISCLOSURE AND SYSTEM SECURITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
11.2. CONFIDENTIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

12. ACCEPTANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

13. WARRANTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

13.1. WARRANTIES, RELATED REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
13.2. SOFTWARE "VIRUSES"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

14. INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

14.1. GENERAL INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
14.2. INTELLECTUAL PROPERTY INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

15. INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

16. LIABILITY AND LIMITATION OF LIABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                SCC/AMERITECH SERVICES AGREEMENT
--------------------------------------------------------------------------------





17. ADD-ON ORDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

18. FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

19. TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

19.1. TERMINATION BY AMERITECH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
19.2. TERMINATION BY SCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
19.3. CANCELLATION BY AMERITECH . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

20. TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

21. GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

21.1. INDEPENDENT CONTRACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
[                           ] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
21.3. ASSIGNMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
21.4. UNBUNDLING OF SERVICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
21.5. ESCALATION PROCEDURES AND NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
21.6. FAIR MARKET VALUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
21.7. RECORDS AND AUDITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
21.8. EQUAL OPPORTUNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
21.9. COMPANY RULES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
21.10. ADVERTISING OR PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
21.11. NON-WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
21.12. GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
21.13. LAWS AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
21.14. TIME OF THE ESSENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
21.15. REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
21.16. SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
21.17. JOINT WORK PRODUCT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
21.18. AUTHORITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

22. ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

EXHIBIT A:       SCOPE OF WORK
EXHIBIT B:       FEES, DISCOUNTS AND PAYMENT SCHEDULE
EXHIBIT C:       PURCHASE OPTION
EXHIBIT D:       ADD-ON ORDERS





                                   PAGE ii

                                                SCC/AMERITECH SERVICES AGREEMENT
--------------------------------------------------------------------------------





                            9-1-1 SERVICES AGREEMENT


         THIS AGREEMENT is made as of ___________________, ("Effective Date") between Ameritech Information Systems, Inc., a corporation having its principal office at 225 West Randolph Street, Chicago, Illinois 60606 ("Ameritech") and SCC Communications Corporation, having its principal office at 6285 Lookout Road, Boulder, Colorado 80301-3343 ("SCC").

                                1.   RECITALS

         WHEREAS, this 9-1-1 Services Agreement contains all the terms, conditions, and understandings between SCC and Ameritech for the establishment of an Agreement between the parties; and

         WHEREAS, Ameritech desires to enter into an Agreement with SCC for the purpose of procuring 9-1-1 call handling data services (the "9-1-1 Services") on a per record basis; and

         WHEREAS, Ameritech requires the flexibility to acquire the 9-1-1 Services either throughout the entire "Ameritech Region" (as defined below) or only within certain states therein; and

         WHEREAS, Ameritech further requires the flexibility to be able to acquire software and related services from SCC if such are required by Ameritech either throughout the entire Ameritech Region or only within certain states in the Ameritech Region if Ameritech does not outsource the 9-1-1 calling handling data services to SCC through the acquisition of 9-1-1 Services under this Agreement; and

         WHEREAS, SCC desires to enter into the Agreement in order to provide such services and is qualified to provide 9-1-1 Services;.

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, SCC and Ameritech, the "Parties", agree as follows:

                               2.   DEFINITIONS

The following definitions apply to this Agreement:

         A. "9-1-1 Services" means the "Base Services" plus "New Services", both of which are defined below and further described in Exhibit A of this Agreement

         B. "Add-on Order" means the document, signed by authorized representatives of both Parties, that adds New Services to this Agreement. The Add-on Order will specify the applicable fees and payments and other pertinent information. A sample Add-on Order is set forth in Exhibit D. Article 17, "Add-on Orders" describes the Add-on Order process.

         C. "Ameritech Region" means the five state geographic region of Illinois, Wisconsin, Michigan, Ohio, and Indiana, including both Ameritech franchised and non-franchised territories.

         D. "Base Record" means the database record which includes the name, address or address equivalent, and telephone number of subscribers.

         E. "Base Services" means the Management Systems (MS) and Selective Routing (SR)/Automatic Location Identification (ALI) services both of which are further defined in Exhibit A.





AGREEMENT                            PAGE 1

                                                SCC/AMERITECH SERVICES AGREEMENT
--------------------------------------------------------------------------------




         F. "Agreement" shall mean and include this document, completed and executed by Ameritech and SCC, and all Exhibits attached hereto and incorporated herein.

         G. "New Services" means enhancements to the Base Services that incorporate significant additional functionality, or which Ameritech's customers are willing to pay for on a stand-alone basis, or separate out-of-scope 9-1-1 Services. New Services will be periodically offered to Ameritech by SCC hereunder, based on additional products SCC develops, and added to this Agreement via an "Add-on Order" should Ameritech elect to purchase New Services from SCC. New Services does not include periodic improvements and updates to the Base Services or adaptations to the Base Services due to changes in technology or the operating environment that do not incorporate significant additional functionality.

         H.      "MSAG" means the Master Street Address Guide.

         I. "SIP Interface" means the Service Order Input Process subsystem which accepts and parses on-line updates from the host service order system.

         J. "Project" means all the work efforts included in the "Implementation Plan", which plan is set forth in Exhibit A, up through and including "Acceptance" (described in Article 12). The Project does not include the ongoing provisioning by SCC of 9-1-1 Services following Acceptance, the scope of which are described separately in this Agreement and Exhibit A.

         K. "Network" means the transport facilities from the tandem office to the SR/ALI and the SR/ALI to MS as provided by SCC.

                         3.   DESCRIPTION OF SERVICES

3.1.     GENERAL

The Parties agree to jointly develop and in good faith negotiate, by September 1, 1994, a detailed Exhibit A, "Scope of Work" (SOW), to replace the SOW outline presently included as Exhibit A. The SOW will be a complete and detailed description of all the work SCC will perform for Ameritech hereunder for the fees specified herein. The SOW will include all those "Parts" listed on the Table of Contents page of Exhibit A, "Scope of Work". The SOW outline and content presently set forth in Exhibit A will be followed by the Parties unless they later mutually agree not to. During the development of the SOW, both Parties recognize that through the process, and in light of the experience gained in the process, there may be changes or modifications requested to be made to this Agreement by either Party. Such requests shall be considered and negotiated in good faith by both Parties and incorporated, if mutually agreed to, in writing into this Agreement.

3.2.     PROJECT IMPLEMENTATION PLAN

An Implementation Plan shall be mutually developed and agreed to by both Parties by September 1, 1994 and incorporated into this Agreement as part of Exhibit A. The fully detailed Implementation Plan shall define the process for conversion of data handling services to SCC under the terms of this Agreement, the specific tasks, responsibilities, and performance dates of each party, the specific services to be provided, and the performance requirements and objectives for the provisioning of the 9-1-1 Services, and remedies and consequences for non-performance according to the Performance Metrics to be contained in Exhibit A. SCC is responsible for demonstrating that the 9-1-1 Services meet the acceptance criteria set forth in Exhibit A, the Scope of Work.

Exhibit A shall also contain the Ameritech performance requirements and objectives for the SIP Interface data. If these requirements are not met, incremental charges as set forth in Exhibit B, "Fees and Payment Schedule", may be assessed by SCC.

Any changes or modifications of the Scope of Work shall be mutually agreed to in writing.





AGREEMENT                         PAGE 2

                                                SCC/AMERITECH SERVICES AGREEMENT
--------------------------------------------------------------------------------




3.3.     PROJECT MANAGEMENT AND OTHER PERSONNEL

SCC and Ameritech shall each designate an individual, the "Project Manager", who shall act as the primary interface between the Parties. The Project Managers shall be responsible for insuring the continuity of communications between the Parties as the Project proceeds.

SCC will provide office facilities and working space for an Ameritech employee, the "Database Manager", designated to be on site at SCC's corporate offices in Boulder, Colorado to assist with the Project. All Database Manager expenses, except for the associated facilities and administrative costs, shall be paid by Ameritech. The Ameritech Database Manager shall remain on site as long as it is mutually determined to be necessary.

On a mutually agreed to periodic basis the Project Managers shall meet in order for SCC and Ameritech to inform each other of the status of the Project and its respective tasks and responsibilities. Such meetings shall include each Party's Project Manager as well as appropriate additional personnel such as Ameritech's Database Manager, and each Party shall provide a written status report on the work being performed by it. Alternatively, Ameritech may elect to forego all or some of such meetings and may direct SCC to provide it with periodic written reports on the status of the Scope of Work being undertaken by SCC under this Agreement. The specific Project responsibilities of SCC and Ameritech are set forth in Exhibit A.

SCC and Ameritech recognize the need to provide and maintain qualified personnel involved in all aspects of the 9-1-1 Services described in this Agreement. In order to achieve continued high quality services through its personnel, SCC shall establish and implement a mutually agreed to plan to certify its personnel. SCC is responsible for the costs associated with the certification of its employees.

All requests for additional services, conversion of additional records, training, enhancements, and New Services shall be coordinated through the Project Managers and handled in accordance with Article 17, "Add-on Orders".

SCC and Ameritech shall mutually develop, as part of the SOW, a policy statement describing a Code of Conduct to be endorsed in writing by all SCC personnel involved in providing 9-1-1 Services under this Agreement.

3.4.     TRAINING

Any training required as part of the SOW shall be indicated in the SOW.

In addition to the training set forth in the SOW, from time to time, at Ameritech's request, SCC shall provide training classes at sites and at times agreed upon by the Parties. Such additional training classes shall be billed to Ameritech at SCC's published rates as shown in Exhibit B, Personnel Rates minus any discounts to which Ameritech is entitled under this Agreement or otherwise. In addition, Ameritech shall be responsible for all reasonable expenses incurred by SCC for travel, meals, and lodging in connection with rendering training services in accordance with this Section. Airplane fares shall not exceed the coach rates then prevailing, and SCC shall use its best efforts to plan its travel in advance in order to maximize its use of air travel discounts. SCC also shall use its best efforts to obtain lodging and other travel-related discounts. SCC shall provide Ameritech with invoices detailing any such expenses.

All training provided by SCC shall include written course materials that may be kept, reproduced, and distributed by Ameritech so that Ameritech can subsequently train its own personnel, provided that any reproductions of such materials shall include any copyright or similar proprietary notices contained in the materials.

Ameritech may cancel a training course scheduled by SCC upon fourteen (14) days prior written notice to SCC. For cancellations with less than fourteen (14) days prior written notice, Ameritech shall be liable to SCC for all reasonable expenses incurred by SCC in preparation for the course that are not otherwise recoverable by SCC.





AGREEMENT                           PAGE 3

                                                SCC/AMERITECH SERVICES AGREEMENT
--------------------------------------------------------------------------------




3.5.     NETWORK

SCC shall design, develop, purchase, own or lease, implement, manage, maintain and monitor all the Network hardware and software components further defined in Exhibit A so the Network can be demonstrated to meet the performance requirements as mutually established in Exhibit A. SCC acknowledges and agrees that the participation of Ameritech personnel in all phases of the Network implementation is necessary to the ongoing success of the provision of 9-1-1 Services.

3.6.     SUPPORT SERVICES

SCC shall provide "Support Services" as described in Exhibit A to maintain the Performance Metrics mutually agreed to and contained in Exhibit A.

3.7.     SYSTEM EFFICIENCY

SCC is committed to improving and exceeding the standards and requirements of this Agreement in the provision of 9-1-1 Services. This includes improvements in the automation procedures, software products, hardware products, personnel training and qualifications, and all other services. Therefore, performance and efficiency of the "System" will be maintained and periodically improved by SCC without charge to Ameritech. Such changes in the provision of Base Services shall be considered usual and customary and not New Services. The System is described in Exhibit A.

3.8.     REGIONAL UNIFORMITY

The 9-1-1 Services and Support Services shall be provided under regionally consistent terms and shall not be state- specific unless it is legally mandated by the state or other legally governing body.

                         4.   JOINT RESPONSIBILITIES

4.1.     INTERNSHIP EXCHANGE PROGRAM

Ameritech and SCC agree that the success of this Agreement is dependent upon the knowledge of the organization and operations of the other Party. To optimize the provisioning of 9-1-1 Services, the Parties shall develop a program designed to strengthen the ability to create, acquire, and transfer knowledge, the "Internship Exchange Program". An individual (the "Intern") shall be selected from each Party to relocate and participate in the other Party's organization for a period of time to be mutually determined. During such time, the Intern shall participate in the organization's positioning, structure, systems, management practices, culture, mission and strategy. Each Party shall be responsible for its own costs associated with this program.

4.2.     ELECTRONIC EXCHANGE

To the extent possible, and as it becomes available, both Parties will use and implement automation procedures to facilitate communication, coordination, maintenance, and management of the 9-1-1 Services.

                       5.   AMERITECH RESPONSIBILITIES

Ameritech's responsibilities are those stated in this Agreement and the Exhibits hereto. As the mutually agreed to SOW is completed, specific responsibilities shall be further defined.





AGREEMENT                           PAGE 4

                                                SCC/AMERITECH SERVICES AGREEMENT
--------------------------------------------------------------------------------




                                  6.   TERM

Unless earlier terminated or cancelled in accordance with Section 19, "Termination/Cancellation", the term of this Agreement shall begin upon the
Effective Date as first stated herein and continue for [           ] following
expiration of the "Option Period" set forth in Section 8 below.    If either
Party terminates this Agreement, or Ameritech cancels this Agreement, according to the provisions of Section 19, then both Parties agree to participate in the orderly shutdown and transition of products and services as provided for in
Exhibit A, the De-Implementation Plan.  Following this initial [            ]
term, the Agreement shall automatically renew for continuous [             ]
unless terminated at the end of a renewal term upon no less than 180 days advance written notification by the terminating Party.

                            7.   PRICE AND PAYMENT

9-1-1 Service charges shall consist of an initial non-recurring engineering set up charge ("NRE") followed by monthly invoices for recurring charges based on
per record fees.  The NRE charge of [          ] shall be paid upon the date of
execution by Ameritech of this Agreement. All 9-1-1 Service charges, volume commitments, and regularly scheduled audit procedures are outlined in Exhibit
B. Recurring charges for the 9-1-1 Services provided by SCC shall be on a per record basis in committed to incremental blocks ("Thresholds") as outlined in Exhibit B. Invoices for the recurring 9-1-1 Services will be submitted to Ameritech monthly, on or about the first of the month (for the month being billed for) and will be paid by Ameritech within 30 days of their receipt. Other than for mutually agreed to exceptions and the addition of New Services to expand Base Services, there will be no other initial NRE charges associated with the addition of records.

The Monthly Base Service Charge per Base Record outlined in Exhibit B is based
on a [             ] Agreement term.

Services that are provided on a time-and-materials or other non-fixed-fee basis shall be billed in arrears, after provision of the services, and Ameritech shall pay any such charges within thirty (30) days of receipt of an invoice that describes such charges. SCC's current published rates are shown in Exhibit B, Personnel Rates, with the applicable discounts Ameritech is entitled to hereunder.

If services are provided on a time-and-materials basis, SCC shall specify a not-to-exceed billable amount. Billings for services shall not exceed this amount without Ameritech's prior written approval.

                             8.   PURCHASE OPTION

For a period commencing upon the Effective Date and continuing for ninety (90) days after Ameritech's Acceptance of 9-1- 1 Services in Ohio ("Option Period"), Ameritech shall have the option, at no additional fee, of not buying 9-1-1 Services from SCC and, instead, purchasing software licenses, developed software and software maintenance services from SCC in accordance with the prices and other terms and conditions set forth in Exhibit C, the "Purchase Option" (except that the acquisition timeframes set forth in Exhibit C shall be modified as appropriate). Ameritech may also purchase equipment from SCC at prices, and other terms and conditions mutually agreed upon by the Parties at such time. Notwithstanding anything to the contrary in Exhibit C, or elsewhere in this Agreement, Ameritech shall have the right to exercise this Purchase Option on a state-by-state basis or for the entire Ameritech Region. The state-by-state purchase price during the Option Period will be determined on a pro-rated basis. If Ameritech elects to exercise its Purchase Option for the entire Ameritech Region, it shall be entitled to a full credit from SCC of all unexpended NRE amounts which shall be used, as directed by Ameritech, to credit subsequent SCC invoices to Ameritech for Ameritech's purchase of said software licenses, developed software and software maintenance services. If Ameritech elects to exercise its Purchase Option on a state-by-state basis, it shall be entitled to a partial refund of the NRE as set forth in Exhibit B, associated with each particular state the Purchase Option is exercised for, which shall be used, as directed by Ameritech, to credit subsequent SCC invoices to





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Ameritech for Ameritech's purchase of said software licenses, developed software and software maintenance services. If Ameritech elects to exercise its Purchase Option, it shall have no liability for paying SCC any further "Monthly Base Service Charges per Base Record", as specified in Exhibit B, following the last date 9-1-1 Services are purchased from SCC.

If the Purchase Option is not exercised, Ameritech may amend this Agreement and purchase 9-1-1 Services from SCC for the City of Chicago/State of Illinois 9-1-1 project under the terms, conditions set forth in this Agreement.
Tangible and intangible assets (excluding software license rights) may be transferred to SCC upon mutual agreement based upon the Fair Market Value, defined below, as of the date of exchange. Software license rights previously purchased by Ameritech from SCC, and unexpended services already paid for by Ameritech, shall be repurchased by SCC from Ameritech based upon the Fair Market Value of such as of the date the City of Chicago/State of Illinois 9-1-1 project is added to this Agreement. Any amounts owing to Ameritech for such asset transfer and prepaid maintenance fees for unused portions may be credited against future billings to Ameritech, or refunded to Ameritech, at Ameritech's option.

                              9.    EXCLUSIVITY

9.1.     AMERITECH'S EXCLUSIVE RIGHTS

SCC hereby agrees to grant Ameritech the exclusive right of distribution for 9-1-1 Services for the state(s) in which Amertiech is paying Monthly Base Service Charges, and SCC further agrees not to distribute services directly in these states. SCC further agrees to grant to Ameritech non-exclusive rights for the distribution of 9-1-1 Services world-wide for the term of this Agreement. If during the term of this Agreement, Ameritech elects to purchase SCC products per Section 8 or Section 19, exhibit B8 of Exhibit C will be in effect.

9.2.     SCC'S RIGHT OF FIRST REFUSAL

Ameritech hereby grants SCC the right of first refusal as Ameritech's sole provider of 9-1-1 Services world-wide (with the exception of provision of such services by Ameritech itself) for the term of this Agreement. SCC shall provide Ameritech notice in writing of its intent to exercise this right within a reasonable period, but in no event more than forty-five (45) days of receipt of notification of an opportunity from Ameritech.

9.3.     EXCLUSIVE DISTRIBUTORSHIP

SCC and Ameritech may expand their present business relationship in the future and amend this Agreement to incorporate the expanded business relationship or execute a separate agreement as mutually agreed to in writing. to provide for the exclusive distributorship by Ameritech of all SCC products in the Ameritech Region.

                     10.    OWNERSHIP/NO LICENSES GRANTED

Nothing in this Agreement shall be construed to grant any ownership or license to Ameritech, except as provided for in Section 8 above.

Nothing in this Agreement shall be construed to grant to SCC any ownership of any data provided to it for use in the provision of 9-1-1 Services to Ameritech.





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                   11.    CONFIDENTIALITY AND NONDISCLOSURE

11.1.    NONDISCLOSURE AND SYSTEM SECURITY

SCC and Ameritech acknowledge the importance of maintaining the security and integrity of the Network and the Ameritech Network (together, the "Networks") and data of each Party as a result of their access to them. In order to protect the data and Networks, each Party shall strictly adhere to the nondisclosure and System security policies in the performance of its own tasks and the services related to this Agreement. SCC understands and acknowledges the confidential nature of Ameritech's telephone subscriber information: it shall not disclose data to which it has access under this Agreement to any person or entity without the prior written consent of Ameritech, and shall require each SCC employee to acknowledge in writing the confidential nature of the data and agree to abide by the terms and conditions of this Section 11.

11.2.    CONFIDENTIAL INFORMATION

During the course of this Agreement, either Party may receive or have access to confidential information of the other. "Confidential Information" means any information or data disclosed by a Party (the "Disclosing Party") to the other Party (the "Recipient") under or in contemplation of this Agreement which (i) if in tangible form or other media that can be converted to readable form is clearly marked as proprietary, confidential or private when disclosed, or (b) if oral or visual, is identified as proprietary, confidential or private on disclosure.

The terms "Disclosing Party" and "Recipient" include each Party's corporate affiliates that disclose or receive Confidential Information. The rights and obligations of the Parties shall therefore also inure to such affiliates and may be directly enforced by or against such affiliates.

The Recipient acknowledges the economic value of the Disclosing Party's Confidential Information. The Recipient shall:

         (i) use the Confidential Information only in connection with the Recipient's performance of its obligations or exercise of its rights under this Agreement;

         (ii) restrict disclosure of the Confidential Information to employees of the Recipient and its affiliates with a "need to know" and not disclose it to any other person or entity without the prior written consent of the Disclosing Party;

         (iii) advise those employees who access the Confidential Information of their obligations with respect thereto; and

         (iv) copy the Confidential Information only as necessary for those employees who are entitled to receive it, and ensure that all confidentiality notices are reproduced in full on such copies.

For the purposes of this Agreement only, "employees" includes third parties retained by the Parties for temporary administrative or clerical or programming support. A "need to know" means that the employee requires the Confidential Information to perform his or her responsibilities in connection with this Agreement.

The obligations of this Section shall not apply to any Confidential Information which the Recipient can demonstrate:

         (i) is or becomes available to the public through no breach of this or any other agreements;

         (ii) was previously known by the Recipient without any obligation to hold it in confidence;

         (iii) is received from a third party free to disclose such information without restriction;

         (iv) is independently developed by the Recipient without the use of Confidential Information of the Disclosing Party;

         (v) is approved for release by written authorization of the Disclosing Party, but only to the extent of such authorization and without any disassembly, reverse engineering, or similar undertaking by Recipient;





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         (vi)    is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure, and only if the Recipient first notifies the Disclosing Party of the order and permits the Disclosing Party to seek an appropriate protective order; or

         (vii) is disclosed in response to a valid order of a court or other governmental body of the United States or any political subdivisions thereof, but only to the extent of and for the purposes of such order, and only if the Recipient first notifies the Disclosing Party of the order and permits the Disclosing Party to seek an appropriate protective order.

Confidential Information, including permitted copies, shall be deemed the property of the Disclosing Party. The Recipient shall, within twenty (20) days of a written request by the Disclosing Party, return all Confidential Information (or any designated portion thereof), including all copies thereof, to the Disclosing Party or, if so directed by the Disclosing Party, destroy such Confidential Information. The Recipient shall also, within ten (10) days of a written request by the Disclosing Party, certify in writing that it has satisfied its obligations under this Section.

If the Recipient fails to abide by its obligations under this Section, the Disclosing Party shall be entitled to immediate injunctive relief, in addition to any other rights and remedies available to it at law or in equity.

                                 12. ACCEPTANCE

Prior to the phased conversion (per the Project milestone schedule set forth in Exhibit A) of 9-1-1 Services that will be performed by SCC, SCC shall conduct the acceptance tests, described in Exhibit A, that reasonably demonstrate that the 9-1-1 Services will be performed by SCC in accordance with the Performance Metrics and the Acceptance Test Plan, both of which are also included in Exhibit A. Ameritech customer specific requirements, that are different than the Base Services, will be communicated by Ameritech to SCC, with the Acceptance Test Plan modified accordingly on a customer-by-customer basis. New Services, if added to this Agreement, shall be similarly tested prior to Ameritech's acceptance of such in accordance with the New Services acceptance criteria mutually agreed upon at such time by the Parties. In the event SCC is unable to demonstrate, within thirty (30) days of commencing the Acceptance Test Plan, that the 9-1-1 Services will perform in accordance with the Performance Metrics and that the Acceptance Test Plan criteria have been successfully met, Ameritech shall have the option of extending the acceptance testing period or of terminating this Agreement in accordance with Section
19.1. In the event Ameritech elects to terminate this Agreement due to non-acceptance of the 9-1-1 Services for Ohio, Ameritech shall be entitled to a full and immediate refund of the NRE.





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                                13.   WARRANTY

13.1.    WARRANTIES, RELATED REMEDIES

SCC warrants and represents to Ameritech that: any support and services that SCC provides to Ameritech under this Agreement shall be provided by personnel who are trained and skilled in the provision of such services and shall be provided in a professional, effective and efficient manner that equals or exceeds the then-current industry standard for such services. SCC further warrants that the 9-1-1 Services provided hereunder shall equal or exceed the Performance Metrics criteria set forth in Exhibit A.

EXCEPT AS PROVIDED, INCORPORATED INTO, OR REFERRED TO IN THIS AGREEMENT, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE SERVICES PROVIDED BY SCC HEREUNDER.

13.2.    SOFTWARE "VIRUSES"

SCC warrants that it has no knowledge of any existing software viruses. If SCC becomes aware of any viruses in its products used in the performance of the 9-1-1 Services ordered by Ameritech, it shall so advise Ameritech in writing immediately. SCC shall be responsible for the consequences of its failure to notify Ameritech in a timely fashion of a software virus of which SCC has notice. Upon learning of a virus in its software, SCC shall use its best efforts to remedy it as soon as possible.

                            14.    INDEMNIFICATION

14.1.    GENERAL INDEMNIFICATION

Each Party shall defend, indemnify and hold harmless the other and the other's corporate affiliates and their officers, directors, employees, and agents and their successors and assigns against and from any and all losses, damages, expenses, (including, without limitation, attorneys' fees and costs), claims, suits and liabilities, whether based in contract or tort (including strict liability), to the extent that such losses, damages, expenses, demands, claims, suits and liabilities arise out of or in connection with (a) the indemnifying Party's negligent or intentional acts or omissions, or those of persons furnished by it, (b) the failure of the indemnifying Party to fully comply with the terms and conditions of this Agreement, (c) assertions under Worker's Compensation or similar laws made by persons furnished by the indemnifying Party, or (d) the performance or nonperformance of the 9-1-1 Services under this Agreement by the indemnifying Party. The indemnified Party shall promptly notify the indemnifying Party of any written claim, loss, or demand for which the indemnifying Party is responsible under this Section.

14.2.    INTELLECTUAL PROPERTY INDEMNIFICATION

SCC shall defend, at its sole cost and expense, any claim or action of any kind against Ameritech for alleged violation, infringement or misappropriation of any patent, copyright, trade secret or other intellectual property right based on the use of SCC products or services under this Agreement. SCC shall have the right to conduct the defense of any such claim or action and all negotiations for settlement or compromise, unless otherwise mutually agreed to in writing by the Parties hereto. However, Ameritech, at its own expense, shall have the right to participate in the defense of any such suit or proceeding through counsel of its choosing. SCC shall indemnify and hold harmless Ameritech and its officers, directors, employees, and agents and their successors and assigns against and from any and all losses, liabilities, damages, claims, demands and expenses (including, without limitation, reasonable attorneys' fees) arising out of or related to any such claim or action.





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If any SCC product used to provide the 9-1-1 Services under this Agreement becomes involved in any claim or action described above, or is held to constitute a violation, infringement or misappropriation of a third party's intellectual property rights and the use thereof is enjoined, then SCC shall, at SCC's expense and option:

         (i) procure the right to continue using said product so that its use by SCC for Ameritech is lawful;

         (ii) modify such product so that its use by SCC for Ameritech is lawful (provided that such modification does not adversely affect the 9-1-1 Services provided); or

         (iii) replace such product, at no charge to Ameritech, with equally suitable, compatible and functionally equivalent products that lawfully may be used by SCC for Ameritech.

                               15.   INSURANCE

SCC must maintain: (a) Worker's Compensation insurance as prescribed by the law of the applicable state, (b) employer's liability insurance with limits of at
least $[        ] each occurrence, (c) commercial general liability insurance
(including contractual liability and products liability coverage) with combined
single limits of at least $[        ] per occurrence for bodily injury and
property damage, and (d) if the use of motor vehicles is required, comprehensive automobile liability insurance with combined single limits of at
least $[        ] per occurrence for bodily injury and property damage.  Neither
SCC nor SCC's insurer(s) shall have a claim, right of action or right of subrogation against Ameritech based on any loss or liability insured against under the foregoing insurance. SCC's policy must be endorsed to name Ameritech Information Systems, Inc. and its corporate affiliates as additional insureds and state: "Ameritech Information Systems, Inc. is to be notified in writing at least ten (10) days prior to cancellation of or any material change in this policy". Also, SCC must furnish certificates evidencing the foregoing insurance coverage prior to commencement of performance.

If SCC fails to maintain the insurance required by this Section, Ameritech may procure such insurance. In such event, SCC shall promptly reimburse Ameritech for any premiums and other charges paid by Ameritech for such coverage.

                 16.   LIABILITY AND LIMITATION OF LIABILITY

SCC shall be responsible for any loss of or damage to property owned or used by Ameritech caused by the grossly negligent acts or omissions of SCC or its agents and subcontractors during the course of performing the 9-1-1 Services rendered under this Agreement.

Neither Party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to its premises and both Parties agree that no such releases or waivers shall be pleaded by them or third persons in any action or proceeding.

EXCEPT FOR EACH PARTY'S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, WHETHER BASED UPON LOST GOODWILL, LOST PROFITS, LOSS OF USE OR PERFORMANCE OF ANY PRODUCTS OR SERVICES OR OTHER PROPERTY, LOSS OR IMPAIRMENT OF DATA OR SOFTWARE, OR OTHERWISE, AND WHETHER ARISING OUT OF BREACH OF EXPRESS OR IMPLIED WARRANTY, CONTRACT (INCLUDING THE FURNISHING, PERFORMANCE OR USE OF ANY SOFTWARE OR OTHER PRODUCTS, MATERIALS OR SERVICES PROVIDED PURSUANT TO THIS AGREEMENT OR THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS UNDERTAKEN IN THIS AGREEMENT), TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES OR IF SUCH DAMAGES COULD HAVE BEEN REASONABLY FORESEEN.





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EXCEPT FOR PERSONAL INJURY AND PROPERTY DAMAGE AND FOR ITS INDEMNIFICATION
OBLIGATIONS UNDER THIS AGREEMENT, SCC'S ENTIRE LIABILITY FOR ANY CLAIM CONCERNING ITS PERFORMANCE IN CONNECTION WITH THIS AGREEMENT, INCLUDING ANY NEGLIGENCE, BREACH OF CONTRACT, WARRANTY OR OTHER CLAIM, SHALL BE LIMITED TO
[           ].

                             17.   ADD-ON ORDERS

Ameritech may request in writing specific modifications or improvements to the Base Services at any time. SCC shall consider each in good faith and provide to Ameritech a quotation to include at a minimum the description of the new service, date of availability, proposed implementation schedule, and initial charges and/or additional recurring charges, other fees as are reasonably required. Ameritech and SCC shall negotiate final terms which shall be attached to this Agreement as a written Add-on Order signed by both parties before it becomes effective and any associated work shall begin.

                             18.   FORCE MAJEURE

Neither Party shall be liable to the other for any delay or failure to perform under this Agreement if the delay or failure to perform is without the fault or negligence of the Party claiming excusable delay and is due to causes beyond the control of said Party, including, but not limited to: acts of God, war, acts of the government, fires, floods, epidemics, quarantine restrictions, strikes, labor disputes (including collective bargaining issues), work stoppages, and freight embargoes.

                        19.   TERMINATION/CANCELLATION

19.1.    TERMINATION BY AMERITECH

This Agreement (including the Purchase Option set forth as Exhibit C) may be terminated by Ameritech in whole or part for any of the following reasons:

         (1) if SCC defaults in its performance of any material obligation required to be performed by SCC under this Agreement (including, but not limited to, a failure by SCC to meet the specific acceptance or performance requirements set forth in Exhibit A, or the warranties set forth in Section
13), and such default is not cured (or, in Ameritech's opinion, satisfactory progress has not been made) within a thirty (30) day "cure period" following receipt of Ameritech's written notice which describes the default; or

         (2) in the event of any acquisition, or takeover of a controlling interest in SCC by another entity, or a merger or other consolidation of SCC into or with another entity, if the other or surviving entity, at Ameritech's discretion is or could be deemed a competitor of Ameritech, or if the entity in Ameritech's reasonable discretion is not financially or operationally capable of assuming the services being provided hereunder; or

         (3) if prior to the acceptance of 9-1-1 Services in Ohio Ameritech is unable to reach appropriate accomodations with its union-represented employees, on terms that are satisfactory to it, as determined at Ameritech's sole discretion, in order to be able to undertake the commitments set forth in this Agreement; or

         (4) in the event continued performance under this Agreement would cause Ameritech to be in violation of any court order or regulatory agency having jurisdiction, or of any law, statute, ordinance or regulation; or

         (5) in the event a mutually acceptable SOW, including all the "Parts" listed on the Table of Contents of the SOW (Page A-1), is not developed by September 1, 1994.





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In the event this Agreement is terminated by Ameritech in whole or part for any of the reasons set forth above in this Section 19.1, SCC agrees, at Ameritech's option, to sell Ameritech those SCC products and services desired by Ameritech, under prices and terms consistent with the "Most Favored Customer" provisions set forth in Section 21.2 below and those included in sections 1 to 41 of Exhibit C, excluding the exhibits thereto. The exhibits thereto will be replaced with then current exhibits as mutually agreed upon by the Parties at that time.In the event of an Ameritech termination as described above, SCC further agrees to ensure an orderly transition of 9-1-1 Services back to Ameritech, with minimal disruption to Ameritech's customers, in accordance with the De-Implementation Plan set forth in Exhibit A. SCC agrees to refund Ameritech all unexpended NRE funds as of the effective termination date. If Ameritech partially (less than all five states) terminates this Agreement, it shall be entitled to a partial refund of the NRE as set forth in Exhbit B associated with each particular state for which this Agreement is terminated.
In the event of an Ameritech termination as described above, Ameritech will have no payment obligations to SCC beyond the effective termination date and will not be obligated to pay SCC, and will be entitled to a refund if already paid, for any 9-1-1 Services, or other services, which fail to meet the acceptance criteria, Performance Metrics or the warranties set forth in this Agreement. In the event of a conflict between this Section and Section 12,
Section 12 shall govern.

A termination of this Agreement by Ameritech does not in any way obligate Ameritech to purchase any other SCC products and services following such termination. Only an exercise by Ameritech of its "Purchase Option", as described in Section 8 above, obligates Ameritech to purchase SCC products and services if 9-1-1 Services are not acquired from SCC hereunder.

Even if any of the above reasons (that allow Ameritech to terminate) may be isolated to a particular state(s), Ameritech retains its right to terminate the entire Agreement if it so chooses.

19.2.    TERMINATION BY SCC

This Agreement may be terminated by SCC if Ameritech defaults in its performance of any material obligation required to be performed by Ameritech under this Agreement (including, but not limited to, a failure by Ameritech to pay SCC's undisputed invoices for services performed), and such default is not cured (or, in SCC's opinion, satisfactory progress has not been made) within a thirty (30) day "cure period" following receipt by Ameritech of SCC's written notice which describes the default.

19.3.    CANCELLATION BY AMERITECH

In the event the regulatory, legal, labor or business conditions, ("business conditions" being defined as market share, profitability, ability to grow revenue, and the allocation of internal resources) under which this Agreement is based upon change so that it would no longer be in Ameritech's best interests to continue with the full term as stated herein, Ameritech shall have the ability to cancel this Agreement in its entirety, or on a state-by-state basis, at any time upon providing SCC prior written notice of its intention to cancel, and the scope (i.e., # of states) of the cancellation, at least 180 days in advance of the Ameritech designated cancellation date. Exhibit B, Part 3, "Cancellation Fee Schedule", sets forth Ameritech's cancellation fee payment obligations to SCC in the event of such cancellation. Payment by Ameritech of the cancellation fee shall be the extent of Ameritech's liability to SCC in the event of a cancellation hereunder.

In the event this Agreement is cancelled by Ameritech in whole or part in accordance with this Section 19.3, SCC agrees, at Ameritech's option, to sell Ameritech those SCC products and services desired by Ameritech, under prices and terms consistent with the "Most Favored Customer" provisions set forth in
Section 21.2 below and those included in sections 1 to 41of Exhibit C, excluding the exhibits thereto. The exhibits thereto will be replaced with then current exhibits as mutually agreed upon by the Parties at that time. In the event of an Ameritech cancellation, SCC further agrees to ensure an orderly transition of 9-1-1 Services back to Ameritech, with minimal disruption to





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Ameritech's customers, in accordance with the De-Implementation Plan set forth in Exhibit A. SCC agrees to refund Ameritech all unexpended NRE funds as of the effective cancellation date. If Ameritech partially (less than all five states) cancels this Agreement, it shall be entitled to a partial refund of the NRE as set forth in Exhibit B associated with each particular state this Agreement is cancelled for. In the event of an Ameritech cancellation, Ameritech will have no payment obligations to SCC beyond the effective cancellation date for that portion of the Agreement cancelled.

A cancellation of this Agreement by Ameritech does not in any way obligate Ameritech to purchase any other SCC products and services following such cancellation. Only an exercise by Ameritech of its "Purchase Option", as described in Section 8 above, obligates Ameritech to purchase SCC products and services if 9-1-1 Services are not acquired from SCC hereunder.

                                 20.   TAXES

The fees and charges under this Agreement do not include any sales, use, excise, transaction or other similar taxes levied against or upon the furnishing or receipt of services pursuant to this Agreement. If such taxes are applicable, they shall be separately stated on the invoice to Ameritech and Ameritech shall pay them. Ameritech shall have no obligation to pay any taxes or fees:

         (a) that are based upon SCC's net or gross income or gross receipts;

         (b) that are franchise taxes or other taxes based on SCC's corporate existence or status;

         (c)     that are personal property taxes on licensed software; and

         (d) that are due in whole or in part because of any failure by SCC or its agents to file any return or information required by law, rule or regulation.

         Ameritech shall reimburse SCC for any penalties or interest actually levied upon SCC only if Ameritech's acts or omissions solely caused such interest or penalty to be levied.

                           21.   GENERAL PROVISIONS

21.1.    INDEPENDENT CONTRACTORS

The Parties are performing pursuant to this Agreement only as independent contractors. Each Party has the sole obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed its obligations set forth in this Agreement, except as otherwise provided herein or agreed upon by the Parties. Except as specified in this Agreement, nothing set forth in this Agreement shall be construed to create the relationship of principal and agent between SCC and Ameritech. Neither Party shall act or attempt to act or represent itself, directly or by implication, as an agent of the other Party or its affiliates or in any manner assume or create, or attempt to assume or create, any obligations on behalf of, or in the name of the other Party unless so instructed by the other Party in writing or allowed under this Agreement. Nothing herein is intended or shall be construed to create any partnership, agency, or joint venture relationship between the Parties. Neither Party or a Party's subcontractor, or the employees of any of them, shall be deemed for any purpose to be employees of the other Party. Each Party shall be solely responsible for the withholding or payment of all applicable federal, state, and local personal income taxes, social security taxes, unemployment and sickness disability insurance, and other payroll taxes with respect to its own employees.





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21.2.    [






















                                               ]

21.3.    ASSIGNMENT

Except as provided otherwise in this Section, neither Party shall assign, subcontract, out-source, or otherwise transfer any rights or obligations under this Agreement without the other Party's prior written consent, which consent shall not be unreasonably withheld.

Notwithstanding the above, Ameritech may, at no charge and without SCC's prior written consent, assign its rights and delegate its duties under this Agreement, either in whole or part, to any Ameritech's Affiliate. For purposes of this Agreement, "Ameritech Affiliate" shall mean any affiliate of the Ameritech Corporation, or any company which is greater than fifty percent (50%) directly or indirectly owned by the Ameritech Corporation. Upon the acceptance of such rights and the assumption of such duties by the assignee, the assignor shall be released and discharged, to the extent of the assignment, from all further duties and liability under this Agreement, except for Ameritech's obligations under Section 11, entitled "Confidentiality and Nondisclosure".

This Agreement shall be binding upon the Parties' respective successors and assigns.

21.4.    UNBUNDLING OF SERVICES

Both Parties will commit to ensuring the integrity of 9-1-1 Services throughout the term of this Agreement and will work to minimize the impacts to customers as telecommunications networks are further disaggregated through unbundling and the introduction of numerous competitive access providers. The focus of the Parties shall be on working cooperatively with each other and with all alternative providers to facilitate the saving of lives and property.

21.5.    ESCALATION PROCEDURES AND NOTICES

Any dispute between the Parties under the terms of this Agreement shall attempt to be resolved first by the Project Managers. It is the understanding of both Parties that in the event a dispute cannot be resolved by the Project Managers, then it shall be escalated up the levels of management as shown in Exhibit A.

All notices or other communications required or permitted to be given under this Agreement shall be in writing (unless otherwise specifically provided herein) and delivered or addressed as follows:





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         If to Ameritech:

                          Ameritech Information Systems, Inc.
                          225 West Randolph Street
                          Floor 25B
                          Chicago, Illinois  60606
                          Attention:  Director - Contracts

         If to SCC:

                          SCC Communications Corporation
                          6285 Lookout Road
                          Boulder, Colorado  80301-3343
                          Attention:  CFO

All notices or other communications shall be deemed effectively given: (i) when delivered, if personally delivered (except that notices received after 3:00 p.m. local time will be deemed received on the following business day);
(ii) on the date of delivery (or, if refused, the refusal date shown on the return receipt) if mailed certified or registered mail, return receipt requested; (iii) four (4) days after mailing if mailed first class; or (iv) when received by the Party for which notice is intended if given in any other manner (except that notices received after 3:00 p.m. local time will be deemed received on the following business day).

21.6.    FAIR MARKET VALUE

The price for the purchase of the tangible and intangible assets referred to in this Agreement shall be the Fair Market Value as agreed upon by Ameritech and SCC. If Ameritech and SCC are unable to agree upon a price, each shall select an appraiser knowledgeable in the valuation of those types of assets and the two appraisers shall attempt to reach agreement on the Fair Market Value. If the two appraisers are unable to reach agreement, they shall select a third appraiser who also shall be knowledgeable in the valuation of such assets. The three appraisers shall then determine the Fair Market Value, but if they are unable to agree, the Fair Market Value shall be set by the third appraiser. Each Party shall bear the expense of the appraiser selected by it, and the Parties shall split the expense of the third appraiser.

21.7.    RECORDS AND AUDITS

With five days prior written notice, Ameritech shall have the right to perform on-site audits and reviews of the Project records used for providing the 9-1-1 Services including the billings of Monthly Base Record charges, the data protection and security measures, etc.

21.8.    EQUAL OPPORTUNITY

To the extent Ameritech is required by law to extend any Equal Opportunity Employment requirements to suppliers or vendors, and such is required to include SCC as a provider of 9-1-1 Services, SCC shall comply with all applicable portions of such requirements and the nondiscrimination compliance provisions. Ameritech shall inform SCC of such requirements in writing as soon as it becomes known to Ameritech.

21.9.    COMPANY RULES

SCC's employees and agents shall comply with all of Ameritech's, governmental security, and plant requirements, rules and regulations provided to SCC while on Ameritech's premises and Ameritech's employees shall comply with all of SCC's, governmental security, and plan requirements, rules and regulations provided to Ameritech while on SCC's premises.





AGREEMENT                          PAGE 15

                                                SCC/AMERITECH SERVICES AGREEMENT
--------------------------------------------------------------------------------




21.10    ADVERTISING OR PUBLICITY

SCC shall not disclose, use or refer to this Agreement or any of its terms, or the names, trademarks or service marks of Ameritech or its Affiliates, in any advertising, publicity releases or materials distributed to prospective customers, without the prior written consent of Ameritech.

21.11.   NON-WAIVER

No course of dealing or failure of either Party to enforce strictly any term, right, obligation or provision of this Agreement or to exercise any option provided hereunder or thereunder shall be construed as a waiver of such provision.

21.12.   GOVERNING LAW

The validity of this Agreement, the construction and enforcement of their terms, and the interpretation of the rights and duties of the parties shall be governed by the domestic laws of the State of Illinois.

21.13.   LAWS AND REGULATIONS

Each Party shall comply, at its own expense, with all applicable federal, state, county, and local laws, ordinances, regulations, and codes in the performance of its obligations under this Agreement (including procurement of required permits and certificates), including the Fair Labor Standards Act and the Occupational Safety and Health Act.

21.14    TIME OF THE ESSENCE

Time is of the essence in performance under this Agreement.

21.15.   REMEDIES

The rights and remedies provided herein shall be cumulative and, except as limited herein, in addition to any other remedies available at law or in equity.

21.16.   SEVERABILITY

If any provision of this Agreement shall be held invalid or unenforceable, such provision shall be deemed deleted from the Agreement and replaced by a valid and enforceable provision which so far as possible achieves the Parties' intent in agreeing to the original provision. The remaining provisions of the Agreement shall continue in full force and effect.

21.17.   JOINT WORK PRODUCT

This Agreement is the joint work product of representatives of Ameritech and SCC; accordingly, in the event of ambiguities, no inferences will be drawn against either Party, including the Party that drafted the Agreement in its final form.

21.18.   AUTHORITY

Each Party represents to the other that it has full authority to enter into and secure performance of this Agreement and that the person signing this Agreement on behalf of the Party has been properly authorized to enter into this Agreement. Each Party further acknowledges that it has read this Agreement, understands it, and agrees to be bound by all of its terms, conditions and provisions.





AGREEMENT                          PAGE 16

                                                SCC/AMERITECH SERVICES AGREEMENT
--------------------------------------------------------------------------------




                            22.   ENTIRE AGREEMENT

This Agreement, when fully executed, together with any exhibits or other attachments appended hereto, constitutes the entire agreement between the parties and supersedes all previous agreements, (including the License Agreement dated March 31, 1994 except to the extent it allows Ameritech to provide for services to the City of Chicago/State of Illinois), promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof. No modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon the Parties unless made in writing and duly signed by authorized representatives of both Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.


AMERITECH INFORMATION SYSTEMS, INC.        SCC COMMUNICATIONS CORP.


       /s/ RICHARD H. BROWN                       /s/ ROBERT B. LOUTHAN
-----------------------------------        -----------------------------------
Signature                                  Signature

         RICHARD H. BROWN
          VICE CHAIRMAN                           ROBERT B. LOUTHAN/CEO
-----------------------------------        -----------------------------------
Printed Name/Title                         Printed Name/Title


         AUGUST 31, 1994                             AUGUST 31, 1994
-----------------------------------        -----------------------------------
Date                                       Date





AGREEMENT                          PAGE 17